CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM




We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of the Value & Growth Portfolio , a series of the Texas Capital Value Funds, Inc. and to the inclusion of our report dated October 29, 2004 to the Shareholders and Board of Directors of the Texas Capital Value Funds, Inc.




	TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
December 3, 2004